UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2019

CAMBIUM NETWORKS CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Islands	001-38952	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3800 Golf Road, Suite 360

Rolling Meadows, Illinois 60008

(Address of principal executive offices)

+1 (345) 943-3100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.0001 per share	CMBM	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

☒	Emerging growth company

☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.

Entry into Third Amendment to Credit Agreement

On June 28, 2019, Cambium Networks Corporation (the “Company”), its majority shareholder Vector Cambium Networks (Cayman), L.P., an exempted limited partnership formed under the laws of the Cayman Islands (“VCH LP”), Cambium Networks, Ltd., a wholly-owned indirect subsidiary of the Company incorporated under the laws of England and Wales (“Borrower”) and the other loan parties party thereto, entered into a Third Amendment to Amended and Restated Credit Agreement (the “Third Amendment”) with Silicon Valley Bank (“SVB”) as the Issuing Lender, the lenders party thereto (the “Lenders”) and SVB as administrative agent for the Lenders. The Third Amendment amends the Amended and Restated Credit Agreement, dated as of December 21, 2017 as amended by that certain Waiver and First Amendment to Amended and Restated Credit Agreement dated as of November 21, 2018 and as further amended by that certain Consent, Waiver and Second Amendment to Amended and Restated Credit Agreement dated as of April 26, 2019 (as amended, amended and restated, supplemented, restructured or otherwise modified, renewed or replaced from time to time, the “Credit Agreement”). All capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

Pursuant to the Third Amendment, the Administrative Agent and the Lenders consented to certain actions taken by the Company in connection with its initial public offering, including (i) the exchange of outstanding vested and unvested Class B units and phantom units in VCH LP for ordinary shares of the Company (in exchange for vested units) and restricted stock awards (for unvested Class B units) and restricted stock units (for unvested phantom units) and the adoption of the employee share incentive plan and employee share purchase plan and forms of award agreements thereunder by the Company; (ii) the payment of accrued and unpaid management fees owed to an affiliate of VCH LP; and (iii) the entering into of the Shareholder Agreement by and between VCH LP and the Company. In addition, the Administrative Agent and the Lenders released VCH LP as a guarantor and loan party and terminated the guaranty granted by an affiliate of VCH LP.

As a condition to the Third Amendment, the Company shall repay $30,712,200 to the Lenders out of the net proceeds of its initial public offering. As a result, following this repayment the total term loan commitment under the Credit Agreement was reduced to $72,375,000, all outstanding amounts under the revolving credit facility were repaid, leaving an available revolving commitment of $10,000,000, after giving pro forma effect to the transaction, the Company’s Liquidity was not less than $30,000,000, and the minimum consolidated fixed charge coverage ratio for the trailing twelve month period ending December 31, 2019 and each trailing twelve month quarterly period ending thereafter was amended to 1.25:1:00. All other financial covenants remained the same. Following the regularly scheduled principal payment of $2,375,000 on June 28, 2019, the outstanding term loan commitment is reduced to $70,000,000.

The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the Third Amendment and the composite Credit Agreement included as an exhibit to the Third Amendment, a copy of which is filed herewith as Exhibit 10.30 and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 is included in Item 1.01 above and is incorporated herein by reference.

Item 9.01(d)	Exhibits.

Exhibit No.	Description

10.30	Third Amendment to Amended and Restated Credit Agreement dated June 28, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMBIUM NETWORKS CORPORATION

Dated: July 1, 2019	By:	/s/ STEPHEN CUMMING
	Name:	Stephen Cumming
	Title:	Chief Financial Officer